Exhibit 99.1
                             FOR FURTHER INFORMATION:

                             Media Relations:            Investor Relations:
                             Jim Vitak                   Bill Henderson
                             (614) 790-3715              (859) 815-4454
                             jevitak@ashland.com         wehenderson@ashland.com


                             FOR IMMEDIATE RELEASE
                             April 26, 2004


ASHLAND INC. REPORTS
MARCH QUARTER EARNINGS

Covington, Ky. - The following was issued today by Ashland Inc. (NYSE:ASH):

                     FISCAL 2004: SECOND QUARTER HIGHLIGHTS

o        A 10-percent  increase in sales  revenues and a lower overall cost
         structure   contributed   to   improved   operating   income  from
         wholly-owned businesses compared to the previous winter quarter:

        - Each of the Chemicals sector divisions achieved record March quarters - results from Ashland Distribution nearly tripled, Ashland Specialty Chemical nearly quadrupled and Valvoline was up 33 percent;

        - In the Transportation Construction sector, Ashland Paving And Construction reduced its quarter-over-quarter operating loss by 42 percent.

o Higher manufacturing and crude oil costs resulted in lower profits from refining and marketing.

o On March 19, 2004, Ashland announced an agreement to transfer its 38-percent interest in Marathon Ashland Petroleum LLC (MAP) to Marathon Oil Corporation, subject to previously disclosed conditions.

                                                          Quarter ended March 31                 Six months ended March 31
In millions except earnings per share                     2004              2003                      2004            2003
--------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                              $     10          $    (24)                 $     102        $     8
Income (loss) from continuing operations             $    (11)         $    (37)                 $      27        $   (38)
Net income (loss)                                    $    (16)         $    (39)                 $      17        $  (131)
Diluted earnings (loss) per share:
    Income (loss) from continuing operations         $   (.16)         $   (.54)                 $     .39        $ ( .56)
    Net income (loss)                                $   (.23)         $   (.57)                 $     .25        $ (1.91)


     Ashland Inc. today reported a net loss of $16 million, or 23 cents a share, for the quarter ended March 31, 2004, the second quarter of the company's 2004 fiscal year. These results compared to a net loss of $39 million, or 57 cents a share, for the second quarter of 2003. Ashland's loss from


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


continuing operations for the second quarter of 2004 amounted to $11 million, or 16 cents a share, compared to a loss of $37 million, or 54 cents a share, for the quarter a year ago. As previously disclosed, the difference between net income and income from continuing operations relates principally to ongoing quarterly charges of nearly $5 million for asbestos liabilities. The winter quarter is typically Ashland's weakest due to the seasonality of our businesses.

     For the six months ended March 31, 2004, Ashland reported net income of $17 million, or 25 cents a share, compared to a net loss of $131 million, or $1.91 a share for the same period last year. Ashland had income from continuing operations of $27 million, or 39 cents a share, for the 2004 period, compared to a loss of $38 million, or 56 cents a share, for the 2003 period.

     Performance from the Chemicals sector, which consists of the Ashland Distribution, Ashland Specialty Chemical and Valvoline divisions, continued to improve. March quarter operating income for the sector totaled $62 million, compared to $30 million for the 2003 quarter.

     Ashland Distribution achieved a record March quarter with operating income of $19 million compared to $7 million in 2003. Improved customer service capabilities, increased operating efficiency and effective cost management have enabled Ashland Distribution to improve daily sales volumes by 3 percent compared to the 2003 quarter. For the first six months of fiscal 2004, operating income more than doubled to $32 million compared to $15 million last year.

     Ashland Specialty Chemical reached record operating income of $19 million for the March quarter compared to $5 million in 2003. Slight margin pressure was more than offset by higher sales and the division's reduced cost structure. Sales per shipping day increased by 7 percent. For the first six months of fiscal 2004, operating income was $42 million, a 133-percent improvement over last year.

     Valvoline reported record March quarter operating income of $24 million, a 33-percent increase from the 2003 quarter. Valvoline's core lubricant business improved with premium product sales volumes increasing 5 percent. Valvoline Instant Oil Change (VIOC) increased non-oil change revenues by 6 percent and premium lubricant oil changes by 3 percent. Valvoline's international operations improved due in large part to a 4-percent increase in lubricant sales volumes and strengthening foreign currencies. Additionally, Valvoline achieved record operating income of $45 million for the first six months of fiscal 2004, compared to $32 million last year.

     The Transportation Construction sector, consisting of Ashland Paving And Construction, Inc. (APAC), experienced an anticipated loss for the quarter of $33 million. In addition to its lower cost structure, APAC instituted a program to mitigate winter losses, contributing to its ability to lower by 42 percent the operating loss reported in the prior year's quarter. Looking ahead to the summer construction season - during which APAC has historically reported the majority of its earnings - the

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


division has continued to increase its construction backlog, or jobs awarded but not yet completed. APAC increased the backlog by 5 percent to a record $1.9 billion as of March 31, 2004.

     Operating income from refining and marketing was $2 million compared to $21 million for the March 2003 quarter. MAP completed a substantial amount of planned refinery maintenance during the quarter and expects to run at full capacity moving into the spring driving season. In addition, MAP completed a number of other projects such as a multi-year improvement project at its Catlettsburg, Ky., refinery and a 13,000 barrels per day
(bpd) expansion of the crude oil processing unit at its Garyville, La., refinery. The latter project increased MAP's overall crude oil capacity from 935,000 bpd to 948,000 bpd. Ashland's costs for this line of business were unusually high due to mark-to-market charges on margin hedges and to transaction costs associated with the proposed transfer of MAP to Marathon Oil Corporation.

     On March 19, 2004, Ashland announced that the company signed an agreement under which it would transfer its 38 percent interest in MAP and two other businesses to Marathon in a transaction structured to be tax free and valued at approximately $3.0 billion. The two other businesses are Ashland's maleic anhydride business and 61 Valvoline Instant Oil Change centers. The transaction is subject to several previously disclosed conditions, including approval by Ashland's shareholders, customary antitrust review, consent from public debt holders and receipt of a favorable private letter ruling from the Internal Revenue Service with respect to the tax treatment. While there is meaningful risk that the transaction will not receive the favorable ruling from the IRS, in which case the transaction would not close, Ashland believes it is more likely than not that this transaction will receive a favorable ruling. If the conditions are met, the transaction is expected to close by the end of the 2004 calendar year.

     "I am pleased by our performance during the first six months of fiscal 2004," said James J. O'Brien, chairman and CEO. "We are demonstrating Ashland's ability to build and maintain strong relationships with our customers and suppliers and to seize opportunities in an improving economy. With a lower cost structure, we are able to focus on organic growth. Record March quarter results from Ashland Distribution, Ashland Specialty Chemical and Valvoline indicate that our plan to drive efficiency, manage capital and grow value-creating businesses is working. We look forward to further executing our plans during the second half of this year."

     Today at 11:00 a.m. (EDT), Ashland will provide a live audio webcast of its quarterly conference call with securities analysts. The webcast will be accessible through Ashland's website, www.ashland.com. Following the live event, an archived version of the webcast will be available on the


                                  -more-

Ashland  website  at  www.ashland.com/investors   for  12  months.  Minimum
requirements to listen to the webcast include the free Windows MediaPlayer software and a 28.8 Kbps connection to the Internet.

     Ashland Inc. (NYSE: ASH) is a Fortune 500 transportation construction, chemicals and petroleum company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.


                                   - 0 -

FORWARD-LOOKING STATEMENTS
     This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Ashland's operating performance, earnings and expectations about the MAP transaction. Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. These forward-looking statements are based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters) and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those we describe in the forward-looking statements. The risks, uncertainties, and assumptions include the possibility that Ashland will be unable to fully realize the benefits anticipated from the MAP transaction; the possibility of failing to receive a favorable ruling from the Internal Revenue Service; the possibility that Ashland fails to obtain the approval of its shareholders; the possibility that the transaction may not close or that Ashland may be required to modify some aspect of the transaction to obtain regulatory approvals; and other risks that are described from time to time in the Securities and Exchange Commission reports of Ashland. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2003, as amended, filed with the Securities and Exchange Commission (SEC) and available in Ashland's Investor Relations website at www.Ashland.com/investors or the SEC's website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

ADDITIONAL INFORMATION ABOUT THE MAP TRANSACTION
     Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement/prospectus will be filed with the SEC by Ashland, and security holders may obtain a free copy of the proxy statement/prospectus when it becomes available, and other documents filed with the SEC by Ashland, at the SEC's website at www.sec.gov. The proxy statement/prospectus, and other documents filed with the SEC by Ashland, may also be obtained for free in the SEC filings section on Ashland's Investor Relations website at www.Ashland.com/investors, or by directing a request to Ashland at 50 E. RiverCenter Blvd., Covington, KY 41012. The respective directors and executive officers of Ashland and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Ashland's directors and executive officers is available in its proxy statement filed with the SEC by Ashland on December 8, 2003. Investors may obtain information regarding the interests of participants in the solicitation of proxies in connection with the transaction referenced in the foregoing information by reading the proxy statement/prospectus when it becomes available.


Ashland Inc. and Consolidated Subsidiaries                           Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - unaudited)
                                                                                  Three months ended          Six months ended
                                                                                       March 31                   March 31
                                                                                -----------------------    ------------------------
                                                                                   2004         2003          2004          2003
                                                                                ----------   ----------    -----------   ----------
REVENUES
     Sales and operating revenues                                               $   1,812    $   1,644     $    3,735    $   3,382
     Equity income                                                                     18           29             56           64
     Other income                                                                       9           10             22           28
                                                                                ----------   ----------    -----------   ----------
                                                                                    1,839        1,683          3,813        3,474
COSTS AND EXPENSES
     Cost of sales and operating expenses                                           1,453        1,322          2,971        2,695
     Selling, general and administrative expenses                                     328          334            643          668
     Depreciation, depletion and amortization                                          48           51             97          103
                                                                                ----------   ----------    -----------   ----------
                                                                                    1,829        1,707          3,711        3,466
                                                                                ----------   ----------    -----------   ----------
OPERATING INCOME (LOSS)                                                                10          (24)           102            8
     Net interest and other financial costs                                           (29)         (32)           (59)         (65)
                                                                                ----------   ----------    -----------   ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                              (19)         (56)            43          (57)
     Income taxes                                                                       8           19            (16)          19
                                                                                ----------   ----------    -----------   ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS                                              (11)         (37)            27          (38)
     Results from discontinued operations (net of income taxes)                        (5)          (2)           (10)         (93)
                                                                                ----------   ----------    -----------   ----------
NET INCOME (LOSS)                                                               $     (16)   $     (39)    $       17    $    (131)
                                                                                ==========   ==========    ===========   ==========

DILUTED EARNINGS (LOSS) PER SHARE
     Income (loss) from continuing operations                                   $    (.16)   $    (.54)    $      .39    $    (.56)
     Results from discontinued operations                                            (.07)        (.03)          (.14)       (1.35)
                                                                                ----------   ----------    -----------   ----------
     Net income (loss)                                                          $    (.23)   $    (.57)    $      .25    $   (1.91)
                                                                                ==========   ==========    ===========   ==========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                          69           68             70           68

SALES AND OPERATING REVENUES
     APAC                                                                       $     408    $     374     $    1,058    $     932
     Ashland Distribution                                                             785          712          1,482        1,348
     Ashland Specialty Chemical                                                       318          278            629          562
     Valvoline                                                                        324          301            614          582
     Intersegment sales                                                               (23)         (21)           (48)         (42)
                                                                                ----------   ----------    -----------   ----------
                                                                                $   1,812    $   1,644     $    3,735    $   3,382
                                                                                ==========   ==========    ===========   ==========
OPERATING INCOME (LOSS)
     APAC                                                                       $     (33)   $     (57)    $       (2)   $     (56)
     Ashland Distribution                                                              19            7             32           15
     Ashland Specialty Chemical                                                        19            5             42           18
     Valvoline                                                                         24           18             45           32
     Refining and Marketing (a)                                                         2           21             27           45
     Corporate                                                                        (21)         (18)           (42)         (46)
                                                                                ----------   ----------    -----------   ----------
                                                                                $      10    $     (24)    $      102    $       8
                                                                                ==========   ==========    ===========   ==========

--------------------
(a) Includes Ashland's equity income from Marathon Ashland Petroleum LLC (MAP), amortization related to Ashland's excess investment in MAP, and other activities associated with refining and marketing.


Ashland Inc. and Consolidated Subsidiaries                           Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - unaudited)

                                                                                                                  March 31
                                                                                                         ---------------------------
                                                                                                           2004           2003
                                                                                                        -----------    ------------
ASSETS
     Current assets
         Cash and cash equivalents                                                                       $      180     $       106
         Accounts receivable                                                                                  1,141           1,035
         Inventories                                                                                            475             484
         Deferred income taxes                                                                                  114              85
         Assets of discontinued operations held for sale                                                          -             201
         Other current assets                                                                                   137             145
                                                                                                         -----------    ------------
                                                                                                              2,047           2,056

     Investments and other assets
         Investment in Marathon Ashland Petroleum LLC (MAP)                                                   2,349           2,315
         Goodwill                                                                                               524             514
         Asbestos insurance receivable (noncurrent portion)                                                     396             394
         Other noncurrent assets                                                                                390             342
                                                                                                         -----------    ------------
                                                                                                              3,659           3,565

     Property, plant and equipment
         Cost                                                                                                 2,988           2,931
         Accumulated depreciation, depletion and amortization                                                (1,792)         (1,683)
                                                                                                         -----------    ------------
                                                                                                              1,196           1,248
                                                                                                         -----------    ------------

                                                                                                         $    6,902     $     6,869
                                                                                                         ===========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
         Debt due within one year                                                                        $      206     $       243
         Trade and other payables                                                                             1,262           1,236
         Liabilities of discontinued operations held for sale                                                     -              34
         Income taxes                                                                                            17              15
                                                                                                         -----------    ------------
                                                                                                              1,485           1,528

     Noncurrent liabilities
         Long-term debt (less current portion)                                                                1,353           1,568
         Employee benefit obligations                                                                           402             480
         Deferred income taxes                                                                                  221             170
         Reserves of captive insurance companies                                                                192             186
         Asbestos litigation reserve (noncurrent portion)                                                       565             530
         Other long-term liabilities and deferred credits                                                       354             351
                                                                                                         -----------    ------------
                                                                                                              3,087           3,285

     Common stockholders' equity                                                                              2,330           2,056
                                                                                                         -----------    ------------

                                                                                                         $    6,902     $     6,869
                                                                                                         ===========    ============


Ashland Inc. and Consolidated Subsidiaries                           Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - unaudited)
                                                                                                              Six months ended
                                                                                                                  March 31
                                                                                                          --------------------------
                                                                                                              2004           2003
                                                                                                          -----------    -----------
CASH FLOWS FROM OPERATIONS
     Income (loss) from continuing operations                                                             $       27     $      (38)
     Expense (income) not affecting cash
         Depreciation, depletion and amortization (a)                                                             97            103
         Deferred income taxes                                                                                    (1)            22
         Equity income from affiliates                                                                           (56)           (64)
         Distributions from equity affiliates                                                                    153             98
         Other items                                                                                               1             (1)
     Change in operating assets and liabilities (b)                                                             (163)           (22)
                                                                                                          -----------    -----------
                                                                                                                  58             98
CASH FLOWS FROM FINANCING
     Proceeds from issuance of common stock                                                                       54              1
     Repayment of long-term debt                                                                                 (70)          (161)
     Increase in short-term debt                                                                                  17            165
     Dividends paid                                                                                              (38)           (37)
                                                                                                          -----------    -----------
                                                                                                                 (37)           (32)
CASH FLOWS FROM INVESTMENT
     Additions to property, plant and equipment (a)                                                              (86)           (52)
     Purchase of operations - net of cash acquired                                                                (4)            (5)
     Proceeds from sale of operations                                                                             10              6
     Other - net                                                                                                  21             (7)
                                                                                                          -----------    -----------
                                                                                                                 (59)           (58)
                                                                                                          -----------    -----------
CASH PROVIDED (USED) BY CONTINUING OPERATIONS                                                                    (38)             8
     Cash provided (used) by discontinued operations                                                              (5)             8
                                                                                                          -----------    -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                          $      (43)    $       16
                                                                                                          ===========    ===========

DEPRECIATION, DEPLETION AND AMORTIZATION
     APAC                                                                                                 $       49     $       55
     Ashland Distribution                                                                                          9             10
     Ashland Specialty Chemical                                                                                   20             20
     Valvoline                                                                                                    13             13
     Corporate                                                                                                     6              5
                                                                                                          -----------    -----------
                                                                                                          $       97     $      103
                                                                                                          ===========    ===========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
     APAC                                                                                                 $       19     $       22
     Ashland Distribution                                                                                          3              3
     Ashland Specialty Chemical                                                                                   21             14
     Valvoline                                                                                                     8              7
     Corporate                                                                                                    35              6
                                                                                                          -----------    -----------
                                                                                                          $       86     $       52
                                                                                                          ===========    ===========

--------------------
(a) Excludes amounts related to equity affiliates. Ashland's 38 percent share of MAP's DD&A was $74 million in 2004 and $69 million in 2003, and its share of MAP's capital expenditures was $158 million in 2004 and $166 million in 2003.

(b)      Excludes changes resulting from operations acquired or sold.


Ashland Inc. and Consolidated Subsidiaries                           Page 4
OPERATING INFORMATION BY INDUSTRY SEGMENT
(Unaudited)
                                                                               Three months ended             Six months ended
                                                                                    March 31                      March 31
                                                                            --------------------------    --------------------------
                                                                                2004           2003           2004           2003
                                                                            -----------    -----------    -----------    -----------
APAC
     Construction backlog at March 31 (millions) (a)                                                      $    1,897     $    1,800
     Net construction job revenues (millions) (b)                           $      207     $      198     $      573     $      503
     Hot-mix asphalt production (million tons)                                     4.4            4.1           12.9           11.2
     Aggregate production (million tons)                                           6.1            5.0           12.9           12.1
     Ready-mix concrete production (million cubic yards)                           0.5            0.4            0.9            0.9
ASHLAND DISTRIBUTION (c)
     Sales per shipping day (millions)                                      $     12.3     $     11.3     $     11.8     $     10.8
     Gross profit as a percent of sales                                           14.6%          15.0%          14.7%          15.4%
ASHLAND SPECIALTY CHEMICAL (c)
     Sales per shipping day (millions)                                      $      4.7     $      4.4     $      4.8     $      4.5
     Gross profit as a percent of sales                                           33.0%          33.4%          33.2%          34.2%
VALVOLINE
     Lubricant sales (million gallons)                                            47.5           48.6           91.9           92.9
     Premium lubricants (percent of U.S. branded volumes)                         21.4%          18.8%          20.4%          17.9%
REFINING AND MARKETING (d)
     Refinery runs (thousand barrels per day)
         Crude oil refined                                                         789            853            844            842
         Other charge and blend stocks                                             196             96            190            130
     Refined product yields (thousand barrels per day)
         Gasoline                                                                  552            483            582            525
         Distillates                                                               235            257            266            268
         Asphalt                                                                    57             66             63             65
         Other                                                                     155            143            135            115
                                                                            -----------    -----------    -----------    -----------
         Total                                                                     999            949          1,046            973
     Refined product sales (thousand barrels per day) (e)                        1,307          1,280          1,331          1,293
     Refining and wholesale marketing margin (per barrel) (f)               $     1.44     $     1.71     $     1.58     $     1.82
     Speedway SuperAmerica (SSA)
         Retail outlets at March 31                                                                            1,773          2,005
         Gasoline and distillate sales (million gallons)                           763            829          1,569          1,726
         Gross margin - gasoline and distillates (per gallon)               $    .1145     $    .1166     $    .1145     $    .1085
         Merchandise sales (millions) (g)                                   $      521     $      522     $    1,068     $    1,105
         Merchandise margin (as a percent of sales)                               25.3%          25.5%          25.1%          24.8%


--------------------
(a) Includes APAC's proportionate share of the backlog of unconsolidated joint ventures.
(b)      Total construction job revenues, less subcontract costs.
(c) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses, and depreciation and amortization relative to manufacturing assets.
(d) Amounts represent 100% of MAP's operations, in which Ashland owns a 38% interest.
(e) Total average daily volume of all refined product sales to MAP's wholesale, branded and retail (SSA) customers.
(f) Sales revenue less cost of refinery inputs, purchased products and manufacturing expenses, including depreciation.
(g) Effective January 1, 2003, SSA adopted EITF 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor," which requires rebates from vendors to be recorded as reductions to cost of sales. Rebates from vendors recorded in SSA merchandise sales for periods prior to January 1, 2003 have not been restated and included $46 million in the six months ended March 31, 2003.